Exhibit A(5)(c)

                                  ENDORSEMENTS
                      (Only we can endorse this contract.)

                               GENERAL PROVISIONS

Definitions.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

We. Our, Us and Company.--Pruco Life Insurance Company, an Arizona Corporation.

You and Your.--The owner of the contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission. Issue Date.--The contract date.

Monthly Date.--The date on which we compute variable insurance amounts. It occurs on the contract date and on the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March 9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March 9, 1987. The second is March 9, 1988, and so on.

Contract Year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy and the application. a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties. We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer may agree to modify this contract, and then only in writing.

Non-Participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Service Office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data page, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1) the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion.--If the Insured, whether sane or insane, dies by suicide within one year from the issue date, we will pay no more under this contract than the sum of the premiums paid.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.


                            (Continued on Next Page)


Page 5 (VL-83) (COL. & N.D.)

Misstatement of Age or Sex.--lf the Insured's stated age or sex or both are not correct, we will change each benefit and any amount to be paid to what the premium would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

Incontestability.--Except for non-payment of premium, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.

Assignment.--We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the insurance amount; (2) the net cash value; (3) the amount of net cash value in each subaccount; and (4) any contract debt and the interest on the debt for the prior year. The report will, of course, include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under any contract value options provision.

Payment of Death Claim.--lf we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service Office proof of death and any other information we need to pay the claim. But we have the right to defer paying any portion of the proceeds equal to the variable insurance amount if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payment to protect our contract owners.

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries, If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

Page 6 (VL--83)                                                Printed in U.S.A.

                                                               Exhibit 1A(5)(d)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

                               GENERAL PROVISIONS

Definitions.--We define here some of the words and phrases used all through this contract. We explain others. not defined here, in other parts of the text.

We, Our, Us and Company.--Pruco Life Insurance Company, an Arizona Corporation.

You and Your.--The owner of the contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission. Issue Date.--The contract date.

Monthly Date.--The date on which we compute variable insurance amounts. It occurs on the contract date and on the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March 9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March 9, 1987. The second is March 9, 1988, and so on.

Contract Year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986. the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8.1986. The next contract month starts on April 9,1986 and ends on May 8,1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy and the application, a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties. We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer may agree to modify this contract, and then only in writing.

Non-Participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

service office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data page, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1) the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion.--lf the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.


                            (Continued on Next Page)


Page 5 (VL-83) (OKLA.)

Misstatement of Age or Sex.--If the Insured's stated age or sex or both are not correct, we will change each benefit and any amount to be paid to what the premium would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

Incontestability.--Except for non-payment of premium, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.

Assignment.--WE will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the insurance amount; (2) the net cash value; (3) the amount of net cash value in each subaccount: and (4) any contract debt and the interest on the debt for the prior year. The report will, of course. include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under any contract value options provision.

Payment of Death Claim.--lf we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service Office proof of death and any other information we need to pay the claim. But we have the right to defer paving any portion of the proceeds equal to the variable insurance amount if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payment to protect our contract owners.

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is sublect to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2. and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John, We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Page 6 (VL-83) (OKLA.)                                         Printed in U.S.A.

                                                                Exhibit 1A(5)(e)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

                               GENERAL PROVISIONS


Definitions.--We define here some of the words and phrases used all through this contract. We explain others, not defined here, in other parts of the text.

We, Our, Us and Company.--Pruco Life Insurance Company, an Arizona Corporation.

You and Your.--The owner of the contract.

Insured.--The person named as the Insured on the first page. He or she need not be the owner.

Example: Suppose we issue a contract on the life of your spouse. You applied for it and named no one else as owner. Your spouse is the Insured and you are the owner.

SEC.--The Securities and Exchange Commission.

Issue Date.--The contract date.

Monthly Date.--The date on which we compute variable insurance amounts. It occurs on the contract date and on the same day as the contract date in each later month.

Example: If the contract date is March 9, 1986, the Monthly Dates are each March 9, April 9, May 9 and so on.

Anniversary or Contract Anniversary.--The same day and month as the contract date in each later year.

Example: If the contract date is March 9, 1986, the first anniversary is March 9, 1987. The second is March 9, 1988, and so on.

Contract Year.--A year that starts on the contract date or on an anniversary.

Example: If the contract date is March 9, 1986, the first contract year starts then and ends on March 8, 1987. The second starts on March 9, 1987 and ends on March 8, 1988, and so on.

Contract Month.--A month that starts on a Monthly Date.

Example: If March 9, 1986 is a Monthly Date, a contract month starts then and ends on April 8, 1986. The next contract month starts on April 9, 1986 and ends on May 8, 1986, and so on.

Attained Age.--The Insured's attained age at any time is the issue age plus the length of time since the contract date. You will find the issue age near the top of page 3.

The Contract.--This policy and the application, a copy of which is attached, form the whole contract. We assume that all statements in the application were made to the best of the knowledge and belief of the person(s) who made them; in the absence of fraud they are deemed to be representations and not warranties. We relied on those statements when we issued the contract. We will not use any statement, unless made in the application, to try to void the contract or to deny a claim.

Contract Modifications.--Only a Company officer may agree to modify this contract, and then only in writing.

Non-participating.--This contract will not share in our profits or surplus earnings. We will pay no dividends on it.

Service Office.--This is the office that will service this contract. Its mailing address is the one we show on the Contract Data page, unless we notify you of another one.

Ownership and Control.--Unless we endorse this contract to say otherwise: (1) the owner of the contract is the Insured; and (2) while the Insured is living the owner alone is entitled to (a) any contract benefit and value, and (b) the exercise of any right and privilege granted by the contract or by us.

Suicide Exclusion.--lf the Insured, whether sane or insane, dies by suicide within two years from the issue date, we will pay no more under this contract than the sum of the premiums paid.

Currency.--Any money we pay, or that is paid to us, must be in United States currency. Any amount we owe will be payable at our Service Office.


                            (Continued on Next Page)


Page 5 (VL--83) (S.C.)                                      Printed in U.S.A.

Misstatement of Age or Sex.--lf the Insured's stated age or sex or both are not correct, we will change each benefit and any amount to be paid to what the premium would have bought for the correct age and sex.

The Schedule of Premiums may show that premiums change or stop on a certain date. We may have used that date because the Insured would attain a certain age on that date. If we find that the issue age was wrong, we will correct that date.

Incontestability.--Except for non-payment of premium, we will not contest this contract after two years from the issue date.

Assignment.--We will not be deemed to know of an assignment unless we receive it, or a copy of it; at our Service Office. We are not obliged to see that an assignment is valid or sufficient.

Annual Report.--Each year we will send you a report. It will show: (1) the insurance amount: (2) the net cash value; (3) the amount of net cash value in each subaccount; and (4) any contract debt and the interest on the debt for the prior year. The report will, of course, include any other data that may be currently required where this contract is delivered. No report will be sent if this contract is being continued under any contract value options provision.

Payment of Death Claim.--If we settle this contract in one sum as a death claim, we will usually pay the proceeds within 7 days after we receive at our Service Office proof of death and any other information we need to pay the claim. But we have the right to defer paying any portion of the proceeds equal to the variable insurance amount if (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency; or (3) the SEC lets us defer payment to protect our contract owners.

                                   BENEFICIARY

You may designate or change a beneficiary. Your request must be in writing and in a form that meets our needs. It will take effect only when we file it at our Service Office; this will be after you send the contract to us to be endorsed, if we ask you to do so. Then any previous beneficiary's interest will end as of the date of the request. It will end then even if the Insured is not living when we file the request. Any beneficiary's interest is subject to the rights of any assignee of whom we know.

When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on. When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the Insured.

2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

3. Two or more in the same class who have the right to be paid will be paid in equal shares.

4. If none survives the Insured, we will pay in one sum to the Insured's estate.

Example: Suppose the class 1 beneficiary is Jane and the class 2 beneficiaries are Paul and John. We owe Jane the proceeds if she is living at the Insured's death. We owe Paul and John the proceeds if they are living then but Jane is not. But if only one of them is living, we owe him the proceeds. If none of them is living we owe the Insured's estate.

Beneficiaries who do not have a right to be paid under these terms may still have a right to be paid under the Automatic Mode of Settlement.

Before we make a payment, we have the right to decide what proof we need of the identity, age or any other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.


Page 6 (VL--83)(S.C.)                                          Printed in U.S.A.

                                                               Exhibit 1A(5)(f)

                          PRUCO LIFE INSURANCE COMPANY

                                Phoenix, Arizona

    A Stock Company Subsidiary of The Prudential Insurance Company of America
--------------------------------------------------------------------------------

         INSURED                                             POLICY NUMBER
                                                             CONTRACT DATE
     FACE AMOUNT

  PREMIUM PERIOD
          AGENCY

--------------------------------------------------------------------------------

     We will pay the beneficiary the proceeds of this contract promptly if we receive due proof that the Insured died. We make this promise subject to all the provisions of the contract.

     The Death Benefit will be the insurance amount plus the amount of any extra benefit if no premium is in default and if there is no contract debt. During the first contract month, the insurance amount is the face amount we show above. After that, it depends on the payment of premiums and on investment results. The insurance amount may increase or decrease for any month as we state under Insurance Provisions on page 8. But it will not be less than the face amount if no premium is in default.

     The net cash value may increase or decrease daily depending on the investment experience of the separate account. There is no guaranteed minimum.

     Premiums are fixed as to amount. They will not vary with investment results.

     Please read this contract with care. A guide to its contents is on the last page. A summary is on page 2. If there is ever a question about it, or if there is a claim, just see one of our representatives or get in touch with one of our offices.

     Right To Cancel Contract.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or (3) 10 days after we mail the Notice of Withdrawal Right, whichever is latest. All you have to do is take the contract or mail it to one of our offices or to the representative who sold it to you. It will be canceled from the start and we will give back your money promptly.

Signed for Pruco Life Insurance Company, an Arizona Corporation.



/s/ ISABELLE L. KIRCHNER                               /s/ RICHARD A. YORKS
    Secretary                                              President

VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON DEATH. FIXED PREMIUMS PAYABLE DURING INSURED'S LIFETIME. BENEFITS REFLECT INVESTMENT RESULTS. GUARANTEED MINIMUM DEATH BENEFIT IF PREMIUMS DULY PAID AND NO CONTRACT DEBT. NON-PARTICIPATING.


VL--83 P

                                CONTRACT SUMMARY

We offer this summary to help you understand this contract. We do not intend that it change any of the provisions of the contract.

This is a contract of life insurance. Premiums are to be paid throughout the Insured's lifetime. The insurance amount and the net cash value will vary with the investment performance of those subaccounts of the Pruco Life Variable Insurance Account that you select. But, except as we state in the next sentence, the insurance amount will never be less than the face amount. If a premium is not paid before its days of grace are over, the contract may end or it may stay in force with reduced benefits. If either occurs, you may be able to reinstate it.

Proceeds is a word we use to mean the amount we would pay if we were to settle the contract in one sum. To compute the proceeds that may arise from the Insured's death, we start with a basic amount. We may adjust that amount if there is a loan, a premium in default, or a premium paid (but not waived under a waiver of premium benefit, if any) for a period past the date of death. The table on page 19 tells you how we adjust the basic amount. If you surrender the contract, the proceeds will be the net cash value. We describe it under Cash Value Option on page 11.

Proceeds often are not taken in one sum. For instance, on surrender, you may be able to put proceeds under a settlement option to provide retirement income or for some other purpose. Also, for all or part of the proceeds that arise from the Insured's death, you may be able to choose a manner of payment to fit the beneficiary's expected needs. If the Insured dies, and a manner of payment has not been chosen, the beneficiary may be able to choose one. We will pay interest under Option 3 from the date of death on any proceeds to which no other manner of payment applies. This will be automatic as we state on page 18. There is no need to ask for it.

You and we may agree on a change in the ownership of this contract. Also, unless we endorse it to say otherwise, the contract gives you these rights, among others:

o You may change the beneficiary under it.

o You may change the allocation of future net premiums among the subaccounts.

o You may transfer amounts among subaccounts.

o You may borrow on it up to its loan value.

o You may surrender it for its net cash value.

The contract, as issued, may or may not have extra benefits that we call Supplementary Benefits. If it does, we list them under Supplementary Benefits on the Contract Data page(s) and describe them after page 18. The contract may or may not have other extra benefits. If it does, we add them by rider. Any extra benefit ends as soon as any premium is in default past its days of grace, unless the form that describes it states otherwise.


                     (Contract Summary Continued an Page 19)
Page 2 (VL--83)

                                 ENDORSEMENTS

                      (Only we can endorse this contract.)







                              BASIS OF COMPUTATION

Mortality Tables Described.--Except as we state in the next paragraph, (1) we base all net premiums and net values to which we refer in this contract on the Insured's issue age and sex and on the length of time since the contract date;
(2) we use the Commissioners 1980 Standard Ordinary Mortality Table; and (3) we use continuous functions based on age last birthday.

For extended insurance, we base net premiums and net values on the Commissioners 1980 Extended Term Insurance Table.

Interest Rate.--For all net premiums and net values to which we refer in this contract we use an effective rate of 4% a year.

Exclusions.--When we compute net values we exclude the value of any Supplementary Benefits and any other extra benefits added by rider to this contract.

Values.--Tabular cash v~lues at the end of each contract year are not less than reserves determined according to the commissioners Reserve Valuation Method using the mortality tables and interest rate we describe above. There will be the same exclusions.

Minimum Legal Values.--The cash, loan and other values in this contract are at least as large as those set by law where it is delivered. Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.





Pruco Life Insurance Company,

By /s/ ISABELLE L. KIRCHNER
   ------------------------
            Secretary

PLIY 22--82

                    CONTRACT SUMMARY (continued from Page 2)

--------------------------------------------------------------------------------
                             TABLE OF BASIC AMOUNTS
--------------------------------------------------------------------------------
When the proceeds arise from the Insured's death:
--------------------------------------------------------------------------------
And The Contract Is          Then The Basic            And We Adjust The Basic
In Force:                    Amount Is:                Amount For:
--------------------------------------------------------------------------------
with no premium in           the insurance amount      contract debt (see
default past its             (see page 8), plus        page 13) and premium in
days of grace                the amount of any         default or paid (other
                             extra benefit arising     than by a waiver benefit,
                             from the Insured's        if any) past the date of
                             death                     death (see page 7).
--------------------------------------------------------------------------------
as reduced paid-up           the amount of reduced     contract debt since the
insurance (see page 11)      paid-up insurance (see    reduced paid-up insurance
                             page 11)                  began.
--------------------------------------------------------------------------------
as extended insurance        the amount of term        nothing.
(see page 11)                insurance, if the
                             Insured dies in the
                             term (see page 11);
                             otherwise zero.
--------------------------------------------------------------------------------

Page 19 (VL--83)

                                GUIDE TO CONTENTS

                                                                            Page

Contract Summary .............................................................2
  Table of Basic Amounts ....................................................19

Contract Data ................................................................3
  Rating Class; List of
  Supplementary Benefits, if any;
  Schedule of Premiums; Table of Net Premiums;
  List of Subaccounts and Portfolios

Tabular Cash Values ..........................................................4
   A table showing Cash Values

Table of Net Single Premiums ................................................4A
General Provisions ...........................................................5
  Definitions; The Contract; Contract
  Modifications; Non-participating; Service
  Office; Ownership and Control;
  Suicide Exclusion; Currency; Misstatement of Age or Sex; Incontestability; Assignment;
  Annual Report; Payment of Death Claim

Beneficiary ..............................................................3 & 6
Premiums .................................................................3 & 7
  Payment of Premiums; Change of
  Frequency; Grace Period; Premium
  Adjustment

Reinstatement ................................................................7
Insurance Provisions .........................................................8
  Insurance Amount; Variable Insurance
   Amount; Variable Adjustment Amount

Separate Account .............................................................8
  The Account; Subaccounts;
  The Fund; Account Investments; Change in
  Investment Policy; Change of Fund

Investment Base and Return on Investment .....................................9
  Investment Base; Base on Monthly Date;
  Base on Other Dates; Assumed Rate
  of Return;

Investment Base and Return on Investment .....................................9
 (Continued)
  Excess Investment Return;
  Transfers Among Subaccounts

Contract Value Options ......................................................11
(Describes Nonforfeiture Benefits)
  Benefit After the Grace Period;
  Extended Insurance; Reduced Paid-up
  Insurance; Computations; Automatic
  Benefit; Optional Benefit; Cash Value
  Option; Tabular Values

Loans .......................................................................13
  Loan Requirements; Contract Debt; Loan
  Value; Interest Charge; Repayment; Effect of a Loan; Excess Contract Debt; Payment of
  Loan

Exchange of Contract ........................................................14
  Right to Exchange; Conditions;
  Exchange Date; Contract Specifications;
  Other Exchanges

Settlement Options ..........................................................15
  Payee Defined; Choosing an Option;
  Options Described; First Payment
  Due Date; Residue Described; Income
  Tables; Withdrawal of Residue;
  Designating Contingent Payee(s);
  Changing Options; Conditions;
  Death of Payee

Automatic Mode of Settlement ................................................18
  Applicability; Interest on
  Proceeds; Settlement at Payee's
  Death; Spendthrift and Creditor

Basis of Computation ........................................................19
  Mortality Tables Described; Interest Rate;
  Exclusions; Values;
  Minimum Legal Values


                  Any Supplementary Benefits and a copy of the
                           application follow page 18.

Page 20

VARIABLE LIFE INSURANCE POLICY. INSURANCE PAYABLE ONLY UPON DEATH. FIXED PREMIUMS PAYABLE DURING INSURED'S LIFETIME. BENEFITS REFLECT INVESTMENT RESULTS. GUARANTEED MINIMUM DEATH BENEFIT IF PREMIUMS DULY PAID AND NO CONTRACT DEBT. NON-PARTICIPATING.

VL--83 - P                                                     Printed in U.S.A.

                                                                EXHIBIT 1A(5)(G)

PRUDENTIAL          Pruco Life Insurance Company
                    A Subsidiary of
                    The Prudential Insurance Company of America



                                     NOTICE

Pruco Life's goal is to provide our contractholders with fast and personal service.

If you have any need for service with or a question about your Pruco Life contract, please contact your Pruco Life representative. You may also get in touch with the Pruco Life office named below.

Should you desire any more help with a problem, assistance may be requested of the Illinois State Department identified below.


          PRUCO LIFE                           STATE

Service Office                          Illinois Department
Pruco Life Insurance Company              of Insurance
P.O. Box 9469                           Consumer Service Section
Minneapolis, Minnesota 55440            Springfield, Illinois 62767


PLI 3   ED 1-82                                                Printed in U.S.A.

                                                                 EXHIBIT A(5)(h)

PLEASE READ THIS RIDER CAREFULLY

The waiting period in the Incontestability provision for the rider differs from that in the contract and starts on the date of the request for the rider.

                                             Pruco Life Insurance Company,

                                             By /s/ DOROTHY K. LIGHT
                                                -------------------------
                                                    Secretary
PLI 16-82

                                                                 EXHIBIT A(5)(i)

PLEASE READ THIS RIDER CAREFULLY

The waiting period in the Suicide Exclusion and Incontestability provisions for the rider differs from that in the contract and starts on the date of the request for the rider.

                                      Pruco Life Insurance Company
                                      By
                                                        /s/ SPECIMEN
                                                            Secretary

PLI 17-82                                                      Printed in U.S.A.

                                                                EXHIBIT A(5)(J)
                                 ENDORSEMENTS
                       (Only we can endorse this contact.)

This endorsement is attached to and made a part of this contract on the contract date:

Suicide is no defense to payment of life insurunce benefits nor is suicide while insane a defense to payment of accidental death benefits. If the contract has any, unless we can show that the deceased person on whose life the benefit was provided intended suicide when application was made for the contract.

                                                   Pruco Life Insurance Company,

                                                   By /s/ ISABELLE L. KIRCHNER
                                                      --------------------------
                                                          Secretary



PLI 18-82                                                  Printed in the U.S.A.

                                                                 EXHIBIT A(5)(k)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

This endorsement is attached to and made a part of this contract on the contract date:

This endorsement applies only if the Insured dies by suicide within two years from the issue date and our liability is limited as we state for suicide in the General Provisions. If this occurs, any provision for paid-up insurance on the life of any other person who was, until the Insured died, insured under this contract will not apply.

Instead, any such person will then have the right to buy a new contract of life insurance either from us or from an affiliate of ours. The new contract will be subject to conditions and charges that are then determined, in accord with regular rules in effect at the time. Its amount will not be less than the greater of (1) the amount of insurance on that person's life under this contract, and (2) the lowest amount offered for the plan of insurance to be provided by the new contract. And proof that the person is insurable will not be required, unless the new contract is to provide either an increased amount of insurance or a benefit that did not apply to that person under this contract.


                                       Pruco Life Insurance Company,

                                       By /s ISABELLE L. KIRCHNER
                                             Secretary
PLI 21--82

                                                                EXHIBIT A(5)(l)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

This endorsement is attached to and made a part of this contract on the contract date:

                             DELAYED CLAIM INTEREST

If this contract becomes a claim by reason of the Insured's death, here is what we will do. We will include interest to the date the settlement is made: (1) at the effective rate of 10% a year from the date we receive at our Service Office written notice of the Insured's death, or (2) at the rate that applies to Option 3 of the Settlement Options provision from the date of death, whichever produces the larger amount.

                                             Pruco Life Insurance Company,

                                             By /s/ ISABELLE L. KIRCHNER
                                                    Secretary

PLI 35--82

                                                                 EXHIBIT A(5)(m)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

                             AUTOMATIC PREMIUM LOAN

This endorsement is attached to and made a part of this contract on the contract date:

If this provision is in effect at the end of the days of grace of a premium in default, the premium will be paid by charging it as a loan on the contract. But this will be done only if there is enough loan value to do so.

If a monthly premium is in default, a quarterly premium will be paid by loan if there is enough loan value to do so. Then premiums will start to fall due quarterly. But they will again fall due monthly, starting on the date to which they have been paid by loan, if: (1) there is enough loan value to pay a monthly premium but not a quarterly one; or (2) a monthly premium is paid, other than by loan.

A loan to pay a premium is just like any other loan on the contract (described under Loans). When we compute the loan values, we will do so as if the premium to be borrowed had been paid. When a premium is paid by loan, we will not use the net cash value to provide extended or reduced paid-up insurance at that time.

This provision will take effect on the contract date unless there was a request to the contrary in the application. You have the right to decide whether or not you want the provision to be in effect at any time. If you change your mind, you must ask us in writing; your new request will take effect as soon as we have it at our Service Office.




                                           Pruco Life Insurance Company,

                                           By /s/ ISABELLE L. KIRCHNER
                                                  Secretary

PLI 47--82

                                                                 EXHIBIT A(5)(n)


                      (Only we can endorse this contract.)

                             AUTOMATIC PREMIUM LOAN

This endorsement is attached to and made a part of this contract on the contract date:

If this provision is in effect at the end of the days of grace of a premium in default, the premium will be paid by charging it as a loan on the contract. But this will be done only if there is enough loan value to do so.

If a monthly premium is in default, a quarterly premium will be paid by loan if there is enough loan value to do so. Then premiums will start to fall due quarterly. But they will again fall due monthly, starting on the date to which they have been paid by loan, if: (1) there is enough loan value to pay a monthly premium but not a quarterly one; or (2) a monthly premium is paid, other than by loan.

A loan to pay a premium is just like any other loan on the contract (described under Loans). When we compute the loan values, we will do so as if the premium to be borrowed had been paid. When a premium is paid by loan, we will not use the net cash value to provide extended or reduced paid-up insurance at that time.

This provision will take effect on the contract date if this was requested in the application. You have the right to decide whether or not you want the provision to be in effect at any time. If you change your mind, you must ask us in writing; your new request will take effect as soon as we have it at our Service Office.


                                          Pruco Life Insurance Company,

                                          By /s/ ISABELLE L. KIRCHNER
                                                 Secretary
PLI 48--82

                                                                 EXHIBIT A(5)(o)

                                   ENDORSEMENT

RIGHT TO CANCEL CONTRACT.--You may return this contract to us within (1) 10 days after you get it, or (2) 45 days after Part 1 of the application was signed, or
(3)10 days after we mail the Notice of Withdrawal Right, whichever is latest. All you have to do is take it or mail it to one of our offices or to the person who sold it to you. We will cancel the contract from the start and give back your money within ten days after we receive the contract.

                                               Pruco Life Insurance Company,

                                               By /s/ ISABELLE L. KIRCHNER
                                                  --------------------------
                                                           Secretary



PLI 50-82                                                    Printed in U.S.A.

                                                                 EXHIBIT A(5)(p)

                                  ENDORSEMENTS
                       (Only we can endorse this contract.)

This endorsement is attached to and made a part of this contract on the contract date:

In this contract, we use the phrase the insured spouse. When we do, we mean the Insured's spouse who is named for coverage in the request for change, even though we state otherwise elsewhere in the contract. The request for change resulted in our issuing the contract; it is attached to and made a part of the contract.

                                               Pruco Life Insurance Company,

                                               By /s/ ISABELLE L. KIRCHNER
                                                  --------------------------
                                                           Secretary





PLI 28-82                                                      Printed in U.S.A.

                                                            EXHIBIT A(5)(q)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)


Right to Obtain a New Contract.--We refer in this contract to the right of a person insured under the contract, subject to certain conditions, to obtain a new contract from The Prudential Insurance Company of America. This right is guaranteed by a certification on file with the Commissioner of Insurance of Virginia.

                                          Pruco Life Insurance Company,

                                          By      /s/ SPECIMEN
                                             --------------------------
                                                      Secretary

                                                 Printed in U.S.A.

PLI 73--82

                                                                EXHIBIT A(5)(r)

                                  ENDORSEMENTS

                      (Only we can endorse this contract.)

Right to Buy a New Contract.--Some provisions of this contract refer to the right of an individual, subject to certain conditions, to obtain a new contract of insurance from The Prudential Insurance Company of America. Prudential has agreed to this arrangement, as shown by the following Certification.

                                  CERTIFICATION

The Prudential Insurance Company of America is aware that some provisions of Pruco Life Insurance Company form VL-83-P provide an individual the right, subject to certain conditions, to obtain a new contract of insurance from Prudential. We certify that if any such individual wishes to exercise that right Prudential will make available to that individual the contract described in form VL-83-P

                         Signed for The Prudential Insurance Company of America,

                                         /s/ DAVID J. SHERWOOD
                                             President

                                         /s/
                                             Assistant Secretary

If The Prudential Insurance Company of America is not engaged in the insurance business at the time an individual wishes to exercise this right to buy a new contract, Pruco Life Insurance Company will make available to that individual a contract that it currently issues.

                  This endorsement attached to the contract on the Contract Date

                                              By /s/ ISABELLE L. KIRCHNER
                                                 ------------------------
                                                        Secretary



PLI 86-82                                                      Printed in U.S.A.

                                                                EXHIBIT A(5)(s)



                       (Only we can endorse this contract)

This endorsement is attached to and made a part of this contract on the contract date.

                               ALTERATION OF TEXT

     1. The section captioned "Change of Frequency" in the Premium Payment and Reinstatement provisions on page 7 is amended to add the following sentence:

          The premium frequencies from which you may choose, and the premium rates which apply are those that were available and applicable on the contract date.

     2. The section captioned "Tabular Values" in the Contract Value Options provisions on page 11 is amended to define the tabular value on a Monthly Date which is a premium due date.

          Tabular Values--In the table on page 4 we show tabular values at the ends of contract years. The tabular value at the beginning of the first contract year is the net premium then due. The tabular value on a Monthly Date which is a premium due date includes the net premium that applies on that date. If we need to compute tabular values at some time during a contract year, we will count the time since the start of the year and any premiums paid for the year. We will let you know the tabular values for other durations if you ask for them.

     3. The section captioned "Interest Charge" in the Loans provisions on page 13 is amended to read as follows:

          Interest Charge--We will charge interest daily on any loan. The loan interest rate is 6% a year. Interest is due on each contract anniversary, or when the loan is paid back if that comes first. if interest is not paid when due, it will become part of the loan. Then we will start to charge interest on it too.

          Example 3: Suppose the contract date is in 1987. Six months before the anniversary in 1996 you

PLI 90
          borrow $1,000 out of a $4,000 loan value. Three months later, but still three months before the anniversary, we will have charged about $15 interest. This amount will be a few cents more or less than $15 since some months have more days than others. The interest will not be due until the anniversary unless the loan is paid back sooner. The loan will still be $1,000. The contract debt will be $1,015 since contract debt includes interest charged but not yet due. On the anniversary in 1996 we will have charged about $30 interest. The interest will then be due.

          Example 4: Suppose the $30 interest in example 3 is paid on the anniversary. The loan and contract debt will each become $1,000 right after the payment.

          Example 5: Suppose the $30 interest in example 3 is not paid on the anniversary. The interest will become part of the loan, and we will begin to charge interest on it, too. The loan and contract debt will each become $1,030.


     4. The fifth paragraph of the section captioned "Contract Specifications" in the Exchange of Contract provisions on page 14 is amended to add the following sentence:


          A detailed statement of the method of computing the adjustment is on file with the Insurance Commissioner of the State of Texas.


                                                   Pruco Life Insurance Company,


                                                   By_________________________
                                                                Secretary

                                                                 EXHIBIT A(5)(t)


                      (Only we can endorse this contract.)

Right to Obtain a New Contract.--We refer in this rider to the right of a person insured under the rider, subject to certain conditions. to obtain a new contract from The Prudential Insurance Company of America. This right is guaranteed by a certification on file with the Commissioner of Insurance of Iowa.

                                                   Pruco Life Insurance Company,

                                                   By /s/ ISABELLE L. KIRCHNER
                                                      __________________________
                                                              Secretary


PLI 97--84                                                    Printed in U.S.A.

                                     II-105